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                                                                   EXHIBIT 11.01
                                                                   -------------
                    EXHIBIT 11.01* TO REPORT ON FORM 10-Q

                     TELXON CORPORATION AND SUBSIDIARIES

                   COMPUTATION OF COMMON SHARES OUTSTANDING
                            AND EARNINGS PER SHARE

               (Dollars in thousands except per share amounts)
                                                                Three Months Ended
                                                                     June 30,
                                                                --------------------
                                                                 1994          1993
                                                                -------      -------
Net income (loss) applicable to common shares                   $ 1,273      $(1,977)
                                                                =======      =======
Weighted average common shares outstanding
    for the period                                               15,824       15,294

Increase in weighted average from:
    Dilutive effect of stock options                                  7            8
                                                                -------      -------
Weighted average common shares assuming issuance
    of the above securities                                      15,831       15,302
                                                                =======      =======
Net income (loss) per common share:
    On the weighted average
       common shares outstand-
       ing for the year                                         $   .08      $  (.13)

    Assuming issuance of shares
       for dilutive stock
       options**                                                $   .08      $  (.13)



 *       Numbered in accordance with Item 601 of Regulation S-K.

**       This calculation is submitted in accordance with Regulation S-K Item 601(b)(1) although not required for income statement presentation because it results in dilution of less than three percent.  The Company's 7 1/2% Convertible
         Debentures were omitted from the fully diluted calculation due to their antidilutive effect.

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